EXHIBIT 99.1

Quality Systems, Inc. | Page 1

QUALITY SYSTEMS, INC. ACQUIRES MIRTH CORPORATION

Acquisition to Accelerate Healthcare Transformation Strategies

of QSI’s NextGen Healthcare Subsidiary and Mirth

IRVINE, Calif. – September 9, 2013 – Quality Systems, Inc. (NASDAQ: QSII), announced today it has acquired Mirth Corporation, a global leader in health information technology that helps clients achieve interoperability. The acquisition will enhance the Company’s current enterprise interoperability initiatives and broaden its accountable and collaborative care, population health, disease management and clinical data exchange offerings.

The harmonization of data across vendor platforms and across the community is critical to the next phase of healthcare transformation and accountable care delivery. Analytics based on aggregated, vendor-agnostic data are the focal point of new reimbursement models driving healthcare reform. Mirth’s solutions play a leading role in this effort; and, combined, the companies will deliver the industry’s most complete, top-tier suite of cross-enterprise technologies to drive new models of care.

With Mirth’s solutions, clients can accurately integrate real-time, longitudinal health information from a wide variety of electronic health record (EHR) systems at different hospitals, physicians and ancillary care providers and efficiently drive actionable workflows, standards-based data exchange, and analytics. The expected result is better levels of care quality for patients — placing valuable data in the hands of hospital, physician, laboratory, pharmaceutical, radiology and other clinical staff to power safer, more efficient, and more proactive care delivery.

A foundational capability of Accountable Care Organizations (ACOs) is to use data acquired from health information exchanges (HIEs) to make informed decisions that improve care while reducing costs. The acquisition will position NextGen Healthcare to offer its clients Mirth-powered health information technology (HIT) solutions with improved data exchange capabilities, allowing for better participation in local, state and federal eHealth initiatives. This improves constructive collaboration and generates a mutually beneficial relationship between providers, payers and vendor organizations.

Quality Systems, Inc. will maintain the Mirth brand identity, office, team, and products and will continue to market Mirth’s commercial solutions and serve as the hub for the Mirth Connect open-source community. Additionally, Quality Systems, Inc. plans to deliver enhanced value to NextGen Healthcare clients by integrating Mirth’s capabilities into the NextGen Healthcare platform.

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“At Mirth we’ve long understood the importance of delivering a scalable, flexible, and nimble suite of vendor-agnostic IT solutions,” said Jon Teichrow, president of Mirth Corporation. “We are excited about the opportunity to combine forces with NextGen Healthcare. Our shared vision is a game-changing product platform that enables clients to quickly assemble and link components that inform and transform clinical processes, taking care management and delivery to the next level. Together, we can enable our clients to respond with agility to the demands of a rapidly evolving health care environment.”

“Mirth’s reputation as one of the most adopted, open, and globally trusted interconnectivity platforms is a natural fit for NextGen’s established network of providers,” said Steve Puckett, chief technology officer for Quality Systems, Inc. “By bringing our companies together we can quickly bring to market an unprecedented level of data exchange that will allow patients, providers and healthcare facilities to participate fully in a collaborative and connected care environment.”

“The acquisition of Mirth will further strengthen QSI’s capabilities across the board, based on the new level of data integration and migration functionality it brings us. We intend to expand our client base and position the company for continued growth, particularly within both the connectivity and EHR replacement markets, as we work to meet the needs of hospitals and physicians as well as their patients,” said Steven T. Plochocki, president and chief executive officer for Quality Systems, Inc. “Mirth’s solutions, coupled with the depth of our current portfolio, will enable us to emerge as one of the most connected solutions in the industry. This will help accelerate our ACO strategy, support our rapid expansion into the interoperability market and give us the opportunity to cross-sell Mirth’s solutions.”

About Mirth Corporation

Headquartered in Costa Mesa, California, Mirth Corporation is an emerging global leader in health information technology that helps clients achieve interoperability across silo-structured data systems. Mirth’s solutions are used daily by thousands of health professionals and institutions worldwide to streamline care management processes and to securely exchange health information across enterprises, communities and broad geographies. For more information, visit http://www.mirthcorp.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

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CONTACT:

Susan J. Lewis

303-804-0494

slewis@qsii.com

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

Certain statements made in this news release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the anticipated benefits of the acquisition of Mirth Corporation. Risk and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include failure to successfully integrate the operations, technology, infrastructure or employees of Mirth Corporation into the Company; and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2013, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.